Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 [File No. 333-251677] and Registration Statements on Form S-3 [File Nos. 333-252786 and 333-253192] of our report dated May 12, 2021, relating to the consolidated financial statements of Gemini Direct Investments, LLC and Subsidiaries.

/S/ Warren Averett, LLC
Warren Averett, LLC
Atlanta, Georgia
May 12, 2021